Exhibit 99(a)

(b)           Pro Forma Financial Information

Due to the spin-off of Walter Investment Management LLC on April 17, 2009, the historical results of operations of Walter Investment Management LLC through the date of the spin-off will be reflected in the historical financial statements of the Company as discontinued operations.

The following Unaudited Pro Forma Condensed Consolidated Financial Statements reflecting the spin-off are based on and should be read in conjunction with the Company’s historical Consolidated Financial Statements and related notes appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the years ended December 31, 2008, 2007 and 2006 are prepared as though the Walter Investment Management LLC spin-off occurred as of the beginning of the earliest period presented.  The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2008 is prepared as if the Walter Investment Management LLC spin-off occurred as of December 31, 2008. Pro forma adjustments are described in the Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

The following Unaudited Pro Forma Condensed Consolidated Financial Statements are presented for illustrative and informational purposes only and are not intended to represent or be indicative of the financial condition or results of operations which would actually have been recorded if the Walter Investment Management LLC spin-off had occurred during the periods presented.  In addition, the Unaudited Pro Forma Condensed Consolidated Financial Statements are not intended to represent the Company’s financial position or results of operations for any future date or period.

WALTER INDUSTRIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2008

(in thousands, except share amounts)

	Historical	Discontinued Operations Adjustments (a)	Pro Forma Adjustments		Pro Forma

ASSETS

Cash and cash equivalents	$117,672	$(1,319)	$(35,000	)(b)(c)	$81,353
Short-term investments, restricted	56,275	(48,985)			7,290
Instalment notes receivable, net	1,769,688	(1,769,077)			611
Receivables, net	176,601	(4,208)			172,393
Inventories	133,129	(48,198)			84,931
Prepaid expenses	26,418	(3,063)			23,355
Property, plant and equipment, net	515,418	(414)			515,004
Deferred income taxes	206,733	61,312			268,045
Other assets	59,392	(23,792)			35,600
Assets of discontinued operations	6,667	—			6,667
Total assets	$3,067,993	$(1,837,744)	$(35,000)		$1,195,249

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$72,801	$(714)			$72,087
Accrued expenses	91,213	(15,963)			75,250
Accrued interest	11,362	(9,717)			1,645
Debt:
Mortgage-backed / asset-backed notes	1,372,821	(1,372,821)			—
Other debt	225,385	—			225,385
Accumulated postretirement benefits obligation	369,055	(748)			368,307
Other liabilities	293,759	(19,495)			274,264
Liabilities of discontinued operations	1,328	—			1,328
Total liabilities	2,437,724	(1,419,458)	—		1,018,266

Stockholders’ equity
Common stock, $.01 par value per share:
Authorized - 200,000,000 shares Issued - 54,143,958	541	—			541
Capital in excess of par value	714,174	(365,549)	(35,000	)(b)(c)	313,625
Retained earnings (deficit)	50,990	(50,990)			—
Accumulated other comprehensive income (loss):
Pension and other post-retirement benefit plans, net of tax	(137,364)	(1,158)			(138,522)
Unrealized gain on hedges, net of tax	1,928	(589)			1,339

Total stockholders’ equity	630,269	(418,286)	(35,000)		176,983
Total liabilities and stockholders’ equity	$3,067,993	$(1,837,744)	$(35,000)		$1,195,249

See accompanying notes

WALTER INDUSTRIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2008

(in thousands, except per share and share amounts)

	Historical	Discontinued Operations (a)	Pro Forma (d)

Net sales and revenues:
Net sales	$1,263,834	$(11,777)	$1,252,057
Interest income on instalment notes	187,094	(187,094)	—
Miscellaneous income	36,142	(2,170)	33,972
	1,487,070	(201,041)	1,286,029
Costs and expenses:
Cost of sales (exclusive of depreciation)	729,833	(4,777)	725,056
Depreciation	59,772	(416)	59,356
Selling, general and administrative	142,912	(36,668)	106,244
Provision for losses on instalment notes	21,315	(21,315)	—
Postretirement benefits	26,494	456	26,950
Interest expense - mortgage-backed/asset-backed notes	102,115	(102,115)	—
Interest rate hedge ineffectiveness	16,981	(16,981)	—
Interest expense - other debt	26,223	—	26,223
Amortization of intangibles	1,278	(1,005)	273
Restructuring and impairment charges	63,958	(10,895)	53,063
Provision for estimated hurricane insurance losses	3,853	(3,853)	—
	1,194,734	(197,569)	997,165

Income from continuing operations before income tax expense (benefit)	292,336	(3,472)	288,864
Income tax expense (benefit)	(75,798)	5,075	(80,873)
Income from continuing operations	$368,134	$1,603	$369,737

Basic income from continuing operations per share	$6.84		$6.87

Weighted average number of basic shares outstanding	53,791,058		53,791,058

Diluted income from continuing operations per share (e)	$6.74		$6.77

Weighted average number of diluted shares outstanding	54,584,672		54,584,672

See accompanying notes

WALTER INDUSTRIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2007

(in thousands, except per share and share amounts)

	Historical	Discontinued Operations (a)	Pro Forma (d)

Net sales and revenues:
Net sales	$1,000,411	$(9,766)	$990,645
Interest income on instalment notes	202,654	(202,654)	—
Miscellaneous income	36,756	(4,113)	32,643
	1,239,821	(216,533)	1,023,288
Costs and expenses:
Cost of sales (exclusive of depreciation)	686,326	(4,468)	681,858
Depreciation	45,559	(1,174)	44,385
Selling, general and administrative	144,186	(27,924)	116,262
Provision for losses on instalment notes	13,889	(13,889)	—
Postretirement benefits	26,734	424	27,158
Interest expense - mortgage-backed/asset-backed notes	119,102	(119,102)	—
Interest expense - other debt	18,830	—	18,830
Amortization of intangibles	1,932	(1,581)	351
	1,056,558	(167,714)	888,844

Income from continuing operations before income tax expense	183,263	(48,819)	134,444
Income tax expense	58,261	(18,594)	39,667
Income from continuing operations	$125,002	$(30,225)	$94,777

Basic income from continuing operations per share	$2.40		$1.82

Weighted average number of basic shares outstanding	52,015,569		52,015,569

Diluted income from continuing operations per share (e)	$2.38		$1.81

Weighted average number of diluted shares outstanding	52,489,977		52,489,977

See accompanying notes

WALTER INDUSTRIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2006

(in thousands, except per share and share amounts)

	Historical	Discontinued Operations (a)	Pro Forma (d)

Net sales and revenues:
Net sales	$1,009,781	$(10,015)	$999,766
Interest income on instalment notes	199,659	(199,659)	—
Miscellaneous income	63,468	(5,286)	58,182
	1,272,908	(214,960)	1,057,948
Costs and expenses:
Cost of sales (exclusive of depreciation)	662,877	(5,154)	657,723
Depreciation	36,764	(1,387)	35,377
Selling, general and administrative	141,265	(29,643)	111,622
Provision for losses on instalment notes	9,062	(9,062)	—
Postretirement benefits	13,540	1,544	15,084
Interest expense - mortgage-backed/asset-backed notes	118,743	(118,743)	—
Interest expense - other debt	38,009	—	38,009
Amortization of intangibles	2,405	(2,405)	—
Restructuring and impairment charges	1,639	—	1,639
Provision for estimated hurricane insurance losses	(1,046)	1,046	—
Debt conversion expense	19,370	—	19,370
	1,042,628	(163,804)	878,824

Income from continuing operations before income tax expense	230,280	(51,156)	179,124
Income tax expense	73,983	(18,244)	55,739
Income from continuing operations	$156,297	$(32,912)	$123,385

Basic income from continuing operations per share	$3.55		$2.80

Weighted average number of basic shares outstanding	44,029,837		44,029,837

Diluted income from continuing operations per share (e)	$3.07		$2.43

Weighted average number of diluted shares outstanding	52,077,356		52,077,356

See accompanying notes

WALTER INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(a)

Reflects the elimination of the financial results, assets, liabilities and accumulated other comprehensive income amounts associated with Walter Investment Management LLC and the distribution of Walter Investment Management LLC to the shareholders of Walter Industries, Inc.

(b)

Includes $31.3 million of cash contributed by Walter Industries, Inc. to Walter Investment Management LLC immediately prior to the spin-off. Walter Investment Management LLC will use these proceeds for general corporate purposes and for the payment of transaction and other related costs.

(c)

Estimated non-recurring costs, primarily legal, accounting and consulting fees, associated with the distribution of Walter Investment Management LLC in the amount of approximately $3.7 million are expected to be incurred subsequent to December 31, 2008. These costs have been shown separately as a charge directly to pro forma equity.

(d)	There were no pro forma adjustments required for the presentation of Pro Forma Continuing Operations in the Unaudited Pro Forma Condensed Consolidated Statements of Operations.
(e)

The interest expense, net of tax, and shares issuable upon conversion related to Walter Industries, Inc. contingent convertible senior subordinated notes were included in the calculation of historical and pro forma consolidated diluted income from continuing operations per share for the years ended December 31, 2006 and 2007.  In January 2008, the last of these notes were converted to shares of Walter Industries, Inc.’s common stock.